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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated
February 6, 1998 (except Note 14, as to which the date is May   , 1998) in the
Registration Statement (Form S-1) and related Prospectus of Optiva Corporation dated May 11, 1998 for the Registration of 5,060,000 shares of its Common Stock.

                                                               ERNST & YOUNG LLP

Seattle, Washington
May   , 1998

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     The foregoing report is in the form that will be signed upon the approval of the stock dividend and the increase in the number of authorized shares by the shareholders described in Note 14 to the Consolidated Financial Statements.

                                                               ERNST & YOUNG LLP

Seattle, Washington
May 11, 1998